CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 22, 2012, relating to the financial statements and financial highlights, which appear in the August 31, 2012 Annual Report to Shareholders of Active Portfolios Multi-Manager Small Cap Equity Fund, Columbia Balanced Fund, Columbia Emerging Markets Fund, Columbia Energy and Natural Resources Fund, Columbia Contrarian Core Fund, Columbia Global Dividend Opportunity Fund, Columbia Greater China Fund, Columbia Mid Cap Growth Fund, Columbia Select Small Cap Fund, Columbia Small Cap Core Fund, Columbia Small Cap Growth Fund I, Columbia Technology Fund and Columbia Value and Restructuring Fund (thirteen of the funds constituting Columbia Funds Series Trust I), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

December 20, 2012